Diversified Lending Group, Inc.

www.diversifiedlendinggroup.net

December 16, 2005

Mr. Robert Alexander
c/o Michael Brausen
5704 Miguel Way
Long Beach, CA 90814

Re: Motion Picture Hall of Fame

Dear Robert,

This memorandum is not intended to create any obligation whatsoever on either party, but is intended only to form the basis of future conversations between the parties which might or might not lead to a future agreement.

This memorandum is merely an outline of the manner in which the parties will proceed in their investigation of whether or not a possible future arrangement between them is possible. This memorandum will not impose any duties or obligations on either party. This memorandum will not even impose any duty on the parties to proceed in good faith or to negotiate in good faith. Neither party will be bound to anything unless and until both parties enter into a binding written agreement that explicitly states that it is a binding agreement. If there is any language in this memorandum that implies or leads one to believe that this letter is a binding one, such language is superseded by this paragraph.

Following is a list of deal points for discussion:

BORROWER:	Motion Picture Hall of Fame, Inc.

GUARANTOR:	Robert Alexander

PURPOSE:	To Develop and Produce the Motion Picture Hall of Fame themed Amusement attraction @ Planet Hollywood Casino

LOAN AMOUNT:	$9,000,000

LOAN TERM:	Five (5) years from the date of the loan documents (the maturity date) with equity conversion as described below.

LOAN FEES:	Five percent (5%) of the loan amount

PAYMENT TERMS:	Interest Only

INTEREST RATE:	Approximately 12%

INTEREST RESERVE:	Twelve (12) Months

COLLATERAL:	First lien on the property and all associated assets

PREPAYMENT PENALTY:	None

PARTICIPATION:	There will be a 50/50 split in the profits of the Motion Picture Hall of Fame.

14930 Ventura Boulevard ▪ Suite 340 ▪ Sherman Oaks, California 91403 ▪ Ph: 818-905-3337 ▪ Fax 818-905-3390

Exhibit 10.1

Once DLG has completed its due diligence and has decided to move forward, DLG, through its legal counsel, will draw up an agreement detailing the terms of the transaction.

Very truly yours,

/s/ Bruce Friedman

Bruce Friedman
Diversified Lending Group, Inc.

Motion Picture Hall of Fame, Inc.

/s/ Robert Alexander	12-16-05
Robert Alexander, President	Date

Exhibit 10.1